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                                                                   EXHIBIT 10.26

                              EMPLOYMENT AGREEMENT

         This agreement ("Agreement") entered into by and between Clark/Bardes, Inc. ("Company") and Sue A. Leslie ("Employee").

                                  WITNESSETH:

         Whereas, the Company desires to retain the Employee's experience and abilities in the business of the Company; and with functional responsibilities for: Applications software in support of insurance and benefits administration; applications software in support of insurance and benefits illustrations; the MIS Department; and implementation of insurance products on company systems.

         Whereas, the Employee desires to accept such arrangement with the Company;

         Now, therefore, in consideration of the mutual covenants and promises contained herein, the Company and Employee agree and state as follows:

                               ARTICLE 1 - DUTIES

         The Employee shall serve as Vice President of Technical Services

                                ARTICLE 2 - TERM

         This agreement shall begin April 29, 1991 and continue until termination by either party upon 90 days written notice of the termination to the other.

                            ARTICLE 3 - COMPENSATION

         For the services rendered by Employee hereunder, the Employee shall be entitled to the following compensation:

         a) Salary. The Employee shall initially be paid an annual salary of $85,000 payable semimonthly in the usual payroll of the Company.
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                ARTICLE 4 - NON-COMPETITION AND CONFIDENTIALITY

         For a period of three years immediately following the termination of this agreement, whether such termination is voluntary or involuntary, with or without cause, Employee will not directly or indirectly call on, solicit, sell insurance, or sell or perform insurance related services to (i) any client of the Company at the time of such termination, or (ii) any former client of the Company which ceased to be such during the 12 month period immediately prior to such termination, as evidenced by the books and records of the Company.

         During and after the term of this agreement, Employee shall not make known or divulge to others or use for his own benefit the names and addresses of clients, customers, prospects or any confidential information obtained during the term of this agreement relating to the business, sales or clients of the Company.

                         ARTICLE 5 - EMPLOYEE BENEFITS

         The Employee will be entitled to participate in any hospitalization health, dental or sick leave plan; profit sharing plan; or other present or future group employee benefit plan or program for which key executives are or shall become eligible.

                              ARTICLE 6 - VACATION

         The Employee will be entitled to vacation at the rate of four weeks per year employed. Vacation will accrue by the same method and will be subject to the same maximum accumulated vacation limit as pertains to all employees.

                         ARTICLE 7 - GENERAL PROVISIONS

         Section 7.01 - Notices. Any notices to be given hereunder by either party to the other may be by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested.

         Section 7.02 - Venue and Law Governing Agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUCTED IN



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ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND VENUE SHALL LIE IN DALLAS
COUNTY, TEXAS.

         Section 7.03 - Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

         Section 7.04 - Amendment. This agreement may only be amended by the written consent of the parties.

         Section 7.05 - Entire Agreement. This agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this agreement, which are not fully expressed herein.

         EXECUTED on the day and year written below.

                                       CLARK/BARDES, INC.

Dated:  4/12/91                        By: /s/ JOHN E. WALKER
       ---------                           -------------------------------------
                                           John E. Walker
                                           President


                                       EMPLOYEE

Dated:  4/15/91                        By: /s/ SUE A. LESLIE
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                                           Sue A. Leslie